Exhibit 99.1

China Shenghuo Announces New Chief Financial Officer

KUNMING, China, April 21, 2011 - China Shenghuo Pharmaceutical Holdings, Inc. (NYSE Alternext US: KUN) ("China Shenghuo" or the "Company"), a China-based pharmaceutical company primarily engaged in the research, development, manufacture, and marketing of Traditional Chinese Medicine (TCM), nutritional supplement and cosmetic products, today announced that Mr. Raymond Wang has joined the Company as part-time Chief Financial Officer, effective as of April 20, 2011.

He joins China Shenghuo from China Biwin Consulting Co., Ltd. and Guangzhou Biwin Financial Consulting Co., Ltd. where he was responsible for financial consulting, internal controls, tax and Sarbanes-Oxley Section 404 (“SOX404”) compliance.

Mr. Wang began his career at one of Big Four accounting firms where he managed audit engagements, reviewed the working papers, communicated with top management and liaised with internal tax professionals.  He later worked at another US accounting firm, where his responsibilities included US GAAP audits, advisory service on the compliance with SOX 404 and pre-audit advisory service, such as enhancing the internal control, preparing financial reports and U.S. GAAP conversion.  He holds a Bachelor of Business degree from Guangdong University of Foreign Studies and is a member of the Chinese Institute of Certified Public Accountants (CICPA).   He is fluent in English, Mandarin and Cantonese.

The former CFO, Chuanxiang Huang, resigned from his position as Chief Financial Officer of the Company, effective as of April 18, 2011.

About China Shenghuo
Founded in 1995, China Shenghuo is a specialty pharmaceutical company that primarily focuses on the research, development, manufacture and marketing of Sanchi-based medicinal and pharmaceutical, nutritional supplement and cosmetic products. Through its subsidiary, Kunming Shenghuo Pharmaceutical (Group) Co., Ltd., it owns thirty SFDA (State Food and Drug Administration) approved medicines, including the flagship product Xuesaitong Soft Capsules, which is currently being listed in the 2010 Provincial Insurance Catalogue of sixteen provinces and remains to be listed in the 2009 Provincial Insurance Catalogue of three provinces around China. At present, China Shenghuo incorporates a sales network of agencies and representatives throughout China, which markets Sanchi-based traditional Chinese medicine to hospitals and drug stores as prescription and OTC drugs primarily for the treatment of cardiovascular, cerebrovascular and peptic ulcer disease. The Company also exports medicinal products to Asian countries such as Indonesia, Singapore, Japan, Malaysia, and Thailand and to European countries such as the United Kingdom, Tajikistan, Russia and Kyrgyzstan. For more information, please visit http://www.shenghuo.com.cn.

Safe Harbor Statement
This press release may contain certain "forward-looking statements," as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, risks of litigation and governmental or other regulatory proceedings arising out of or related to any of the matters described in recent press releases, including arising out of the restatement of the Company's financial statements; the Company's ability to refinance or repay loans received; the Company's uncertain business condition; the Company's continuing ability to satisfy any requirements which may be prescribed by the Exchange for continued listing on the Exchange; risks arising from potential weaknesses or deficiencies in the Company's internal controls over financial reporting; the Company's reliance on one supplier for Sanchi; the possible effect of adverse publicity on the Company's business, including possible contract cancellation; the Company's ability to develop and market new products; the Company's ability to establish and maintain a strong brand; the Company's continued ability to obtain and maintain all certificates, permits and licenses required to open and operate retail specialty counters to offer its cosmetic products and conduct business in China; protection of the Company's intellectual property rights; market acceptance of the Company's products; changes in the laws of the People's Republic of China that affect the Company's operations; cost to the Company of complying with current and future governmental regulations; the impact of any changes in governmental regulations on the Company's operations; general economic conditions; and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
China Shenghuo Pharmaceutical Holdings, Inc.
Ms. Shujuan Wang
Secretary of Board of Directors
+86-871-7282698

Investor Relations Contact:
The Trout Group
Mark Xu
+86-15821996861